Schedule 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.  1)

Filed by the Registrant   [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[  ]	Preliminary Proxy Statement		[   ]	Confidential - For Use of the
      Commission
						Only (as permitted by Rule 14a-6(e)(2)
[ X ]	Definitive Proxy Statement

[   ]	Definitive Additional Materials

[   ]  	Soliciting Material Pursuant to
	Rule 14a-11(c) or Rule 14a-12

                               FAMILY STEAK HOUSES OF FLORIDA, INC.
	(Name of Registrant as Specified in its Charter)

                               FAMILY STEAK HOUSES OF FLORIDA, INC.
	(Name of Person(s) Filing Proxy Statement if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):
[ X ]	No fee required.
[   ]Fee computed on table below per Exchange Act Rules 14-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

 (5)	Total fee paid:

[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:




	[Letterhead of Family Steak Houses of Florida, Inc.]



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

December 24, 1997



DEAR SHAREHOLDERS:


	The Board of Directors of Family Steak Houses of Florida, Inc. has called a special meeting of shareholders to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Tuesday, February 24, 1998 at 11:00 a.m., for the limited purpose of:

		Amending the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's common stock.

	The Board of Directors has fixed the close of business on December 26, 1997 as the record date for determining shareholders entitled to vote at this special meeting. Only shareholders of record at the close of business on that date are entitled to vote at this special meeting.

	Whether or not you plan to attend the special meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the special meeting.


					By order of the Board of Directors,



					Lewis E. Christman, Jr.
					President and Chief Executive Officer


December 24, 1997



FAMILY STEAK HOUSES OF FLORIDA, INC.
2113 Florida Boulevard
Neptune Beach, Florida  32233
(904) 249-4197



PROXY STATEMENT
for
FEBRUARY 1998 SPECIAL MEETING OF SHAREHOLDERS


	This Proxy Statement (this "Statement") and the enclosed proxy are being furnished by the Board of Directors (the "Board") of Family Steak Houses of Florida, Inc., a Florida corporation (the "Company") to the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the solicitation of proxies to be voted at a special meeting of shareholders of the Company to be held Tuesday, February 24, 1998 (the "Special Meeting") and any adjournments thereof. This Statement and the accompanying proxy are being distributed to shareholders on or about January 15, 1998.

	The sole purpose of the Special Meeting is to obtain a shareholder vote on the following proposal:

	To approve a one-for-five reverse split of the Common Stock and amend the Company's Articles of Incorporation to implement such a reverse split.

The Board unanimously supports this proposal and recommends that the shareholders vote in favor of the proposal either in person or by proxy.

PROPOSAL TO EFFECT A REVERSE SPLIT AND
AMEND THE COMPANY'S ARTICLES OF INCORPORATION

General

	The Board of Directors has determined that it would be advisable to amend the Company's Articles of Incorporation to effect a one-for-five reverse stock split of the Company's issued and outstanding Common Stock, at par value of $0.01 (the "Reverse Split").

	Subject to shareholder approval, the Board of Directors has approved an amendment to the Company's Articles of Incorporation which would restate Article IV of the Articles of Incorporation and result in one post-split share of Common Stock ("Post-Split Shares of Common Stock") being issued in exchange for every five shares of Common Stock issued and outstanding on the effective date of the Reverse Split ("Pre-Split Shares of Common Stock"). The text of such amendment is set forth in Appendix A hereto. The Reverse Split will not affect the number or par value of the authorized shares of the Company's preferred stock, which will remain at 10,000,000 shares of Preferred stock, $0.01 par value per share.

	The Reverse Split will become effective on the date of filing Articles of Amendment to the Articles of Incorporation of the Company (the "Amendment") with the Secretary of State of Florida, Division of Corporations (the "Effective Date"). Each share of Common Stock then issued and outstanding would automatically, without any action on the part of the holders of such Common Stock, become and be converted into one-fifth of a share of Common Stock.
If the Amendment is approved and management determines to proceed with the Reverse Split, management will use its discretion to determine when to file the Amendment. Management expects to file the Amendment immediately following the Special Meeting, provided the Amendment is approved by the shareholders. See "Purposes of the Reverse Split."

Principal Effects of Reverse Split

	Based upon the 11,081,000 shares of Common Stock outstanding as of December 26, 1997, the Reverse Split would decrease the outstanding shares of Common Stock by approximately 80%, and, once effective, the Reverse Split would result in approximately
2,216,200 Post-Split Shares of Common Stock outstanding. Fractional shares will be settled by rounding up to the next whole share. Similarly, the aggregate number of shares of Common Stock reserved for issuance upon exercise of warrants and options would decrease from approximately 1,425,947 shares to approximately 285,189.

	Each outstanding option or warrant will automatically become an option or warrant, as the case may be, to purchase 20% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is five times the exercise price of the option or warrant immediately prior to the Reverse Split. In addition, the shares available for issuance under the Company's Incentive Stock Option Plan and Director Stock Option Plan will be reduced by approximately 80% to reflect the Reverse Split, and the other relevant terms and provisions of the Company's stock option plans will be appropriately adjusted to reflect the Reverse Split. The Company will obtain a new CUSIP number for the Common Stock effective at the time of the Reverse Split. Following the effectiveness of the Reverse Split, the Company will provide each record holder of Common Stock information to enable such holder to obtain replacement stock certificates.

	The Reverse Split will not affect the par value of the authorized Common Stock. The number of authorized shares of Common Stock will be reduced by 80% to 4,000,000 shares. The Reverse Split will not affect the number or par value of the authorized shares of preferred stock. The terms of the Post-Split Shares of Common Stock will be the same as the terms of the Pre-Split Shares of Common Stock, and subject to the provisions for the settlement of fractional shares, as described below, consummation of the Reverse Split will not result in a change in the relative equity interest in the Company or the voting power or the rights, preferences or privileges of the holders of Common Stock.

	Under the Rights Agreement dated as of March 18, 1997 (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, LLC, as rights agent (the "Rights Agent"), each share of Common Stock also evidences a Right (as defined in the Rights Agreement) until the occurrence of certain events as specified in the Rights Agreement. If the shareholders approve the Amendment and the Reverse Split occurs, the Rights Agreement provides that the Rights associated with each share of Common Stock will be proportionally adjusted so that each share of Common Stock will then evidence five Rights under the Rights Agreement.

	The following table illustrates the principal effects of the Reverse Split discussed in the preceding paragraphs:








Number of Shares of Common Stock
                                          BEFORE                 AFTER
                                          REVERSE SPLIT          REVERSE SPLIT
Authorized                                20,000,000             4,000,000

Outstanding                               11,081,000             2,216,200

Subject to Outstanding
 Options and Warrants                        928,700               185,740

Reserved for Issuance in
Connection with Future
Grants Under Option Plans                    806,947               161,389

Available for Future
Issuance by Action of
the Board (after giving
effect to the above
reservations)                              7,183,353             1,436,671


	Assuming the Reverse Split is approved and management determines to proceed with the Reverse Split, the Company will file Articles of Amendment, with the Secretary of State of Florida, Division of Corporations, effecting the Reverse Split. See
"Purposes of the Reverse Split."

Purposes of the Reverse Split

	The Company is currently quoted on the NASDAQ Stock Market as a National Market Security ("NASDAQ/NMS"). Under new requirements for NASDAQ/NMS securities that become effective on February
23,1998, the Common Stock must maintain a minimum $1 bid price to be eligible for continued quotation on NASDAQ/NMS. On December 22, 1997, the closing bid price of the Pre-Split Shares of Common Stock was $.625. If the Company fails to maintain such $1 minimum bid price, the Common Stock will be subject to delisting. In that event, the liquidity of the Common Stock could be impaired, through delays in the timing of transactions, reduction in the news media's coverage of the Company, lack of investment analyst interest in covering the Company, applicability of certain sales practice requirements on brokers-dealers, and the price of Common Stock may be lower than might otherwise be obtained. See Record Date and Voting Securities - Possible Delisting from The Nasdaq National
Stock Market.

	The Reverse Split would decrease the number of shares of Common Stock outstanding and presumably increase the per share market price for the Post-Split Shares of Common Stock. The Board believes that the relatively low market price per share of the Common Stock may impair the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, alone affect the marketability of the Common Stock, the type of investor who acquires them, or the Company's reputation in the financial community. In practice, however, this is often not the case, because many investors look upon low-priced shares as speculative in nature and, as a matter of policy, avoid investment in such stocks. These factors may not only affect the liquidity of the Common Stock, but may also impair the Company's ability to raise additional capital through the sale of equity securities.

	The Board also recognizes that many leading brokerage firms are reluctant to recommend lower-priced securities to their clients. In addition, a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices relate to the payment of broker's commissions, regulations regarding sales to certain types of investors and time-consuming procedures that make the handling of lower priced stocks economically unattractive to brokers. The structure of brokerage commission tends to adversely impact holders of lower-priced stocks because brokerage commissions on a sale of a lower-priced stock generally represent a higher percentage of the sales price than the commissions on higher-priced stocks.

	The Board of Directors hopes that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split and the anticipated corresponding increased price per share will stimulate interest in the Common Stock, promote greater liquidity for the Company's shareholders and result in a price level for the Post-Split Shares of Common Stock that will better assure that the Company will maintain its NASDAQ/NMS listing. The Board also hopes that the Reverse Split will result in a price level for the Post-Split Shares of Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions, on the potential market for the Common Stock.

	However, there is no assurance that the Reverse Split will achieve the desired results, that the price per Post-Split Share of Common Stock will increase proportionately with the decrease in the number of shares, or that any price increase can be sustained for a prolonged period of time. The market often "discounts" a stock after a reverse split so that the price per share post-reverse split is less than the proportionate decrease in the number of shares. In addition, it is possible that the liquidity of the Post-Split Shares of Common Stock may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is effected. Further, the Reverse Split might leave some shareholders with one or more "odd-lots" of the Common Stock (stock in amounts less than 100 shares). These shares may become more difficult to sell, or require a greater commission per share to sell, than shares in even multiples of 100.

	The Board of Directors believes that the Reverse Split is in the best interest of the Company and its shareholders.


Exchange of Certificates and Elimination of Fractional Share
Interests

	On the Effective Date, each five Pre-Split Shares of Common Stock will automatically be combined and changed into one Post-Split Share of Common Stock. No additional action on the part of the Company or any shareholder will be required in order to effect the Reverse Split and, beginning on the Effective Date, each certificate representing Pre-Split Shares of Common Stock will represent for all purposes one fifth of that number of Post-Split Shares of Common Stock. Shareholders will be requested to exchange their certificates representing shares of Common Stock held prior to the Reverse Split for new certificates representing Shares of Common Stock issued as a result of the Reverse Split. The Company's Transfer Agent will act as the Company's exchange agent in implementing the exchange of stock certificates.

	Shareholders will be furnished the necessary materials and instructions to effect such exchange promptly following the Effective Date. Certificates representing Pre-Split Shares of Common Stock subsequently presented for transfer will not be transferred on the books and records of the Company but either will be returned to the tendering person for exchange or processed as a transfer of Post-Split shares of Common Stock. SHAREHOLDERS
SHOULD NOT SUBMIT ANY CERTIFICATE UNTIL REQUESTED TO DO SO.

	No scrip or fractional Post-Split Shares of Common Stock will be issued to any shareholder in connection with the Reverse Split.
In lieu of issuance of any fractional shares that would otherwise result from the Reverse Split, the Company will issue to any shareholder that would otherwise receive fractional shares one (1) additional share of Common Stock.

	Shareholders are encouraged to surrender their certificates for certificates evidencing whole Post-Split Shares of Common Stock as promptly as possible after receipt of instructions.



Federal Income Tax Consequences of the Reverse Split

	The following general description of the federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Statement, all of which are subject to change and any such change could apply retroactively.

	This discussion is for general information only and does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of Common Stock and does not discuss the consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, tax exempt organizations, banks or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular federal, state, local and foreign tax consequences to them.

	The combination and exchange of each five Pre-Split Shares of Common Stock into one Post-Split share of Common stock should be a tax-free transaction, and no gain or loss will be recognized to the Company or its shareholders as a result of the Reverse Split. The holding period of the Pre-Split Shares of Common Stock will be transferred to the Post-Split Shares of Common Stock received in exchange therefor, provided that the shareholder held the Pre-Split Shares of Common Stock as a capital asset at the time of the exchange.

	This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to ascertain their individual federal, state, local and foreign tax consequences.

Recommendation of the Board

	The Board believes that it is in the best interest of the Company and its shareholders, that the Common Stock continue to be listed for trading on the NASDAQ National Market System. Failure to approve the proposed Amendment will likely subject the Common Stock to delisting by NASDAQ for failure to comply with the recently revised listing requirements.

	YOUR BOARD OF DIRECTORS UNANIMOUSLY SUPPORTS THE
PROPOSAL AND RECOMMENDS A VOTE "FOR" APPROVAL OF THE
REVERSE SPLIT AND THE RELATED AMENDMENT.


	Proxies solicited by the Board of Directors will be voted for approval of the amendment unless shareholders specify to the contrary in their proxies or specifically abstain from voting on this matter.

	The Board of Directors reserves the right to abandon the proposed Amendment and Reverse Split without further action by the shareholders at any time before the filing of the Amendment with the Secretary of State of Florida, Division of Corporations, notwithstanding authorization of the proposed Amendment and Reverse Split by the shareholders.

RIGHTS OF DISSENTING SHAREHOLDERS

	The proposed Amendment does not create dissenters' rights under the Florida Business Corporation Act.

RECORD DATE AND VOTING SECURITIES

Record Date

   The Board has fixed the close of business on December 26, 1997 as the record Date for the Special Meeting. As of December 26, 1997, the Company had outstanding 11,081,000 shares of Common Stock. Each share of Common Stock entitles its record holder to one vote on each matter submitted to a vote at the Special Meeting. The shares do not have cumulative voting rights.

Possible Delisting of Securities from The Nasdaq Stock Market

The Common Stock is currently quoted on the Nasdaq National Market. On November 23, 1997, the Nasdaq National Market and the Securities and Exchange Commission (the "Commission") approved changes to the listing and maintenance requirements. Under the revised maintenance requirements, the Company's qualification for continued listing on the Nasdaq National Market after February 23, 1998 requires that (i) the Company maintain at least $4.0 million in net tangible assets, (ii) the minimum bid price of the Common Stock be $1.00 or more per share, (iii) there be at least 750,000 shares in the public float, valued at a minimum $5.0 million or more, (iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 400 holders.

	If the Company is unable to satisfy the Nasdaq National Market's maintenance requirements, the Company's securities may be delisted from the Nasdaq National Market. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealers, Inc.'s "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of shares that could be bought and sold, but also through delays in the timing of the transactions and a reduction in the number and quality of security analysts' and the news media's coverage of the Company.

	In addition, if the Company's securities were to be delisted from the Nasdaq National Market, the Company's securities could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to penny stocks, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). Commission regulations define a "penny stock" to be any equity security that is not listed on The Nasdaq Stock Market or a national securities exchange and that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.
 If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be adversely affected.

	The Company also faces a greater risk of delisting as a result of increased ownership of its Common Stock by certain shareholders. Glen F. Ceiley, Bisco Industries, Inc. and the Bisco Industries,
Inc. Profit Sharing and Savings Plan collectively own 11.8% of the Company's outstanding shares of Common Stock. For purposes of calculating the Company's compliance with the public float requirement, described above, shareholders beneficially owning 10% or more of the Company's Common Stock are considered insiders and their holdings are excluded from the calculation of public float.
As a consequence, if the market discounts the Company's Common
Stock following the reverse split by approximately 17% from recent trading prices, then the Company may fail to comply with the minimum public float requirement and be subject to delisting for that reason. The Company would not face delisting for these reasons if the level of ownership by Ceiley and the Bisco entities were reduced by two percent, to a level of ownership less than 10%.

	There is a possibility that the Company's Common Stock will fail to meet the revised maintenance requirements for the Nasdaq National Market, but could continue to be listed and traded on the Nasdaq's SmallCap Market. Although Nasdaq has not issued any final rules which would permit such a transition, when Nasdaq has revised its maintenance requirements in the past, it has permitted companies which fail to meet certain maintenance requirements for the Nasdaq National Market to drop down to the Nasdaq SmallCap Market.



	There are certain disadvantages to trading on the SmallCap Market as opposed to the National Market. Many local newspapers do not carry listings of SmallCap issues, which is where the majority of the Company's shareholders follow the stock. The Company would lose the automatic Blue Sky exemption it currently enjoys from being on a national market, which would result in additional expenses to the Company for future stock offerings of any kind, including distributions of the Rights. The stock would no longer be automatically marginable for most shareholders. Also, the Company would still be required to meet certain initial requirements for membership on the SmallCap Market, including payment of an entrance fee.


THE SPECIAL MEETING

	The attendance, in person or by proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Special Meeting. If a quorum exists at the Special Meeting, the Amendment will be approved if a majority of the outstanding shares of Common Stock vote in favor of the Amendment. Under Florida law, abstentions and shares referred to as "broker or nominee non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect abstentions or broker or nominee non-votes, shares of the Common Stock represented by such proxies are treated as not present and not entitled to vote on that subject matter and therefore will not be considered when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares are represented at the Special Meeting, a majority of the shares so represented may adjourn the Special Meeting from time to time without further notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	The table below presents certain information regarding beneficial ownership of the Shares (the Company's only voting security) as of December 18, 1997, by each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the outstanding shares of Common Stock.


                                       Amount of
Name and Address of                   Common Stock          Percent
Beneficial Owner                    Beneficially Owned      of Class
=====================================================================

Glen F. Ceiley                      1,308,995                11.8%
C/o Bisco Industries, Inc.
704 West Southern Avenue
Orange, CA  92865

Heartland Advisors, Inc.              900,000 (1)             8.1%
790 North Milwaukee Street
Milwaukee, WI  53202

Cerberus Partners, L.P.               700,000 (3)             5.9%
950 Third Avenue, 20th Floor
New York, New York  10022


(1)	Based on information set forth in Form 4 dated December 8,
1997, Bisco Industries, Inc. ("Bisco") owns at least 682,335 Shares; Glen F. Ceiley, President and a director of Bisco, owns 108,470 Shares, individually; and the Bisco Industries, Inc. Profit Sharing and Savings Plan (the "Bisco Plan") owns 518,190 Shares. The amount does not include 15,000 Shares owned individually by Stephen Catanzaro, an executive officer of Bisco. According to the Schedule 13D of Ceiley as amended on December 12, 1997, Ceiley has the sole power to vote and dispose of the Shares he owns individually and the power to vote and to dispose of the Shares owned by Bisco and the Bisco Plan.

(2)	Based on information contained in a Schedule 13G filed with
the Commission as of February 12, 1997, Heartland Advisors,
Inc. claimed sole voting and dispositive power with respect to all 900,000 Shares and shared voting and dispositive power with respect to none of the Shares.

(3)	Represents shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988, and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 700,000 Shares for $.40 per share. None of shares of Common Stock issuable under are outstanding.

SECURITY OWNERSHIP OF MANAGEMENT

	The table below presents certain information regarding beneficial ownership of the Shares as of December 18, 1997, by each executive officer and director of the Company and all executive officers and directors as a group.

                                      Number of
                                      Shares
                                      which may
                           Number of  be Acquired Total Shares
                           Shares    	within 60   Beneficially  Percent of
Name                       Owned      days(1)     Owned         Class
=========================================================================
Lewis E. Christman, Jr.    11,409     150,000     161,409       1.44%

Joseph M. Glickstein, Jr.  60,059     -------      60,059        .54%

Richard M. Gray            60,059     -------      60,059        .54%

Robert J. Martin           52,614(2)   74,500     127,114       1.14%

Edward B. Alexander        12,500     103,500     116,000       1.04%

All officers and directors
as a group (6 persons)    196,641     362,750     559,391       4.89%


(1)	Does not include options to purchase shares not currently
exercisable within sixty (60) days of December 18, 1997, including 50,000 shares subject to an option granted to Mr. Christman, 30,500 shares subject to options granted to Mr. Alexander, 30,500 Shares subject to options granted to Mr.Martin and 15,250 shares subject to options granted to another executive officer of the Company.

(2)	Includes 5,800 shares owned by the spouse of Mr. Martin.


SOLICITATION OF PROXIES; REVOCATION

	The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit proxies by mail, in person, by telephone and facsimile or by other electronic means.

	The Company plans to retain CIC, at an estimated fee of $5,000 plus reasonable disbursements, postage, filing reports, courier charges, data transmissions and other expenses approved by the Company, to assist in the solicitation of proxies. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of the Common Stock.

	The giving of a proxy does not preclude the right to vote in person at the Special Meeting should any shareholder giving the proxy so desire. Shareholders may revoke their proxy at any time prior to the exercise thereof, either in person at the Special Meeting or by filing with the Secretary of the Company at the Company's principal executive office a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Special Meeting.

OTHER MATTERS

	Pursuant to Section 607.0702, Florida Statutes, no business other than that described in this notice and statement may be brought before the Special Meeting. If any other business should come before the Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

	Proposals of shareholders to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than January 23, 1998, to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission. Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting.
The Amended and Restated Bylaws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty
(60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions.
The notice must include certain additional information as specified in the Amended and Restated Bylaws.

	We appreciate your support and encouragement.

PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
FAMILY STEAK HOUSES OF FLORIDA, INC.,
TO BE VOTED AT THE FEBRUARY 24, 1998 SPECIAL MEETING OF SHAREHOLDERS

	The undersigned, a holder of shares of common stock, par value $.01 per share (the "Shares"), of Family Steak Houses of Florida, Inc. (the "Company"), acting with respect to all of the Shares held by the undersigned at the close of business on the Record Date, hereby acts as follows concerning the proposal set forth below:

	THE BOARD OF DIRECTORS OF THE COMPANY (THE "BOARD") RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

PROPOSAL TO APPROVE THE REVERSE SPLIT AND AMEND THE ARTICLES OF
INCORPORATION Resolution that the Articles of Incorporation of the Company be amended to effect a one-for-five reverse split of the Company's issued and outstanding Common Stock.

[   ]	FOR

[   ]	AGAINST

[   ]	ABSTAIN

	(IMPORTANT INSTRUCTIONS -- PLEASE READ CAREFULLY)

 	Please indicate your support of the proposal by marking the box beside "FOR"
  and signing, dating and mailing this proxy card promptly, using the enclosed, postage paid envelope.  If you need additional proxy cards or assistance, call CIC toll free at (800) 932-8498.

	UNLESS OTHERWISE INDICATED ABOVE, THIS PROXY CARD REVOKES ALL PRIOR PROXIES
 GIVEN WITH RESPECT TO THE PROPOSAL SET FORTH HEREIN.

	THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY, DATED ___________, 1997, IN CONNECTION WITH THE FEBRUARY 24, 1998 SPECIALMEETING OF SHAREHOLDERS. UNLESS YOU SPECIFY OTHERWISE, BY SIGNING AND DELIVERING THIS PROXY CARD TO THE COMPANY, YOU WILL BE DEEMED TO HAVE VOTED FOR THE PROPOSAL.

					Date:


	Signature (title, if any)

	Signature (if held jointly)

	Please sign your name above exactly as it appears hereon and date your card.
 When shares are registered in the name of more than one person, the proxy card should be signed by all named holders.  When signing as attorney, executor, administrator, trustee or guardian, please given full title as such.  If a corporation, please sign in full corporate name by president or authorized officer.  If a partnership, please sign in partnership name by authorized person.


	APPENDIX A

	The full text of the proposed Amendment to Company's Articles of Incorporation is set forth below:

A. Common Stock.  Four Million (4,000,000) shares of Common
Stock having a par value of one cent ($.01) per share.
The whole or any part of the Common Stock of this corporation shall be payable in lawful money of the United States of America, or in property, labor or services at a just valuation to be fixed by the Board of Directors.